UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 25, 2017, The Procter & Gamble Company distributed the following communication and may in the future send or use the same or substantially similar communications from time to time:

We Stand With P&G
To our region’s business community, Procter & Gamble represents innovation, forward-thinking management, and servant leadership.
We stand with them today because they stand with us, always.
“TriVersity has a long history building facilities and ofices for P&G. Their leadership in workspace management is a perfect balance of innovation and cost-reduction. TriVersity’s partnership with this global leader has been a part of our growth into one of the region’s largest commercial construction companies.”
— Mel Gravely, CEO, TriVersity Construction Co.
“Once a small agency, LPK is now a global branding and innovation consultancy that has been fortunate to work with P&G since our inception. P&G leaders are the best and the brightest, constantly driving innovation and growth through the marketing and branding of their products. LPK is a proud partner and enthusiastic about the direction P&G is headed.”
— Sarah Tomes, CEO, LPK
“Nehemiah Manufacturing’s mission is to build brands, create jobs and change lives. Much to our benefit, a successful template has been built through 180 years of P&G innovation, creativity and global thinking. Nehemiah’s partnership with P&G is groundbreaking and has changed lives in Cincinnati. We are a better community because they are here and are willing to take risks, experiment, and lead the way for others.”
— Dan Meyer, CEO, Nehemiah Manufacturing
“ConnXus is proud to help P&G achieve their responsible and sustainable sourcing goals through our supplier management solutions. Our partnership is indicative of the overall approach P&G takes to its business: innovation in every process, product, and principle. Because of their desire to improve their supply chain, we’ve been able to grow rapidly with them. The importance of P&G to our local economy cannot be overstated.”
— Rod Robinson, Founder & CEO, ConnXus, Inc.
“Tata Consultancy Services provides business and technology services to P&G throughout Cincinnati and around the world. We’ve seen firsthand how P&G leaders embrace technology to improve their products, gain eficiencies and positively impact the community. Their leadership is driven by a constant desire for advancement and innovation and we at TCS share those values and fully support P&G. We’re proud to partner with them.”
— Greg Asher, Delivery Center Head, Tata Consultancy Services
“Brand building and Cincinnati are synonymous thanks to a century of innovation from P&G. The growth of Kolar Design is in part due to P&G’s vision, commitment to design innovation, creative co-creation and passion for transforming brand experiences globally. Simply put, P&G is the lifeblood of Cincinnati’s creative ecosystem.”
— Kelly Kolar, President, Kolar Design
VOTE BLUE

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.